EXHIBIT 10.25

              SOFTWARE LICENSE AND DOMAIN NAME ASSIGNMENT AGREEMENT

         THIS AGREEMENT is made and entered into effective this 24th day of April , 2000 by and between United Internet Technologies, Inc. a Delaware corporation, having a principal place of business at 1990 Westwood Boulevard, Los Angeles, California (hereinafter referred to as "LICENSOR"), and netcruise.com, inc., a New Jersey corporation, having a principal place of business at 2401 Morris Avenue, Union, New Jersey (hereinafter referred to as "LICENSEE").

                                                   RECITALS

         1. LICENSOR has designed, developed and/or acquired rights in certain computer software and technology, which software and technology is described more fully in Appendix "A" attached hereto and by this reference, incorporated herein. Hereinafter said software and technology is referred to as the "LICENSED SOFTWARE. In addition, LICENSOR is the owner of one or more domain names which include the term "netcruise."

         2. LICENSEE desires an exclusive license to use the LICENSED SOFTWARE in connection with Travel Related Applications as defined below, and LICENSOR is willing to grant such license, subject to the terms and conditions hereinafter set forth. Further, LICENSEE desires to be the owner of domain names which include the term "netcruise" and LICENSOR is willing to assign such domain names to LICENSEE.

         3. LICENSEE acknowledges LICENSOR's proprietary rights and interest in the LICENSED SOFTWARE, and is willing to accept the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinbelow, LICENSOR and LICENSEE hereby agree as follows:

         1. License Grant:

         (a) LICENSOR hereby grants to LICENSEE, for the term hereof, an exclusive, even as to LICENSOR, non-transferable, worldwide except for Europe and the United Kingdom, fully paid up license to use for Travel Related Applications as defined below the LICENSED SOFTWARE delivered to it by LICENSOR hereunder, to create videos distributed on CD-ROM which run inside a standalone window comprising the items identified in Appendix "A." Expressly excluded from this grant is the right to use the LICENSED SOFTWARE to create videos which may be embedded within a window which contains web page data in addition to a created video, or which utilizes any of LICENSOR's technology other than that which was used to create the Sample PAV files identified in Appendix A. As to Europe and the United Kingdom, this grant is non-exclusive. This grant does not provide LICENSEE with any right to sub-license or otherwise transfer any of the rights granted herein.
         (b) "Use" or "use" as used herein in connection with LICENSED SOFTWARE means (i) entering any portion of the LICENSED SOFTWARE from storage units or media into a computer; (ii) running any portion of the LICENSED SOFTWARE in the course of operating or supporting the operation of a computer; and (iii) making copies of the LICENSED SOFTWARE for internal use as needed, for safekeeping (archival) and for backup purposes, but not for distribution to others, except for the UL Player which may be copied and distributed to others on an unrestricted basis. Notwithstanding LICENSEE's right to copy and distribute the UL Player, it is understood and agreed that LICENSOR retains all ownership of the copyright and technology contained in the UL Player. Under no circumstances may LICENSEE make modifications to the LICENSED SOFTWARE.

         2. Definition of Travel Related Applications: For purposes of the license granted hereunder, Travel Related Applications means using the LICENSED SOFTWARE to develop CD-ROMs with video files and audio files showing and describing food, lodging, transportation and travel arrangements and travel destinations for use by customers to assist them in making decisions as to transportation destinations and lodging for business and personal travelling, which CD-ROMs are for use in conjunction with an Internet based web site. All other uses of the LICENSED SOFTWARE by LICENSEE are outside the scope of the license grant and are strictly prohibited. Further, even with respect to Travel Related Applications, LICENSEE is prohibited from using the LICENSED SOFTWARE to develop a CD-ROM which contains video files which include any form of pornography or sexually explicit "adult entertainment.".

3. Term: The term of this Agreement shall commence as of the effective date of this Agreement, and shall continue indefinitely, unless earlier terminated pursuant to Paragraph 11 hereinbelow.

         4. Delivery: LICENSOR shall undertake delivery to LICENSEE of the LICENSED SOFTWARE within ten (10) days of execution of this Agreement, except for the Updates referred to in Appendix "A" which will be delivered in the ordinary course of business after they become available.

         5. Title: Except for distributed copies of the UL Player, all copies of the LICENSED SOFTWARE shall be and remain the tangible property of LICENSOR. With respect to the proprietary rights and copyrights in the LICENSED SOFTWARE, LICENSEE also acknowledges LICENSOR's sole ownership of all rights, title and interests therein. Further, LICENSEE acknowledges and agrees that it has no claim, right, title, property or interest of any kind or nature whatsoever in the LICENSED SOFTWARE, except for the limited license granted herein.

6. Notices and Legends: LICENSEE shall include and reproduce appropriate notices and legends, as prescribed by LICENSOR, on all copies of the LICENSED SOFTWARE made by LICENSEE hereunder. The initial copyright notice shall be in the following form: (C) 1999 and name of copyright owner* ALL RIGHTS RESERVED

*(to be specified by LICENSOR upon execution of this Agreement)

         7. Confidentiality; Security: LICENSEE acknowledges and agrees that all knowledge, information and material that it may receive hereunder comprising or concerning the LICENSED SOFTWARE is and shall be received as secret and confidential and proprietary information (hereinafter referred to as "Confidential Information"). LICENSEE shall hold such Confidential Information in strict confidence, except for the uses permitted herein, and shall not disclose it to others, nor permit others to use it in any way, commercially or otherwise, and shall not allow any unauthorized person access to it, either before or after termination of this Agreement, without the prior written consent of LICENSOR. LICENSEE shall take all actions reasonably necessary to protect the confidentiality of the Confidential Information, including without limitation, protecting it as it protects its own corporate proprietary information of a similar nature and limiting the disclosure of the Confidential Information to employees or consultants with a bona fide need to know the same, who have been advised of the confidential nature thereof and are under an express obligation to maintain such confidentiality. The obligations of this Paragraph shall not extend to any item which (i) now or hereafter may be in the public domain as a result of acts not attributable to LICENSEE; (ii) was in the possession of or known to LICENSEE prior its receipt from LICENSOR as evidenced by tangible records; or (iii) is required to be produced by LICENSEE pursuant to a court or governmental order.

         8. Disclaimers Of Warranty: LICENSOR LICENSES THE LICENSED SOFTWARE TO LICENSEE HEREUNDER SOLELY ON AN "AS IS" BASIS. LICENSOR MAKES NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, REGARDING SAID SOFTWARE, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. However, LICENSOR does represent and warrant that the LICENSED SOFTWARE will operate to enable LICENSEE to create files of the type identified in Appendix A as Sample PAV and Sample ULI files and to otherwise substantially perform the functions of ULI File Editor Rev. 2.51 and PAV Encrypter Rev. 2.51 in the hardware and software environments identified and described in Appendix A. While the LICENSED SOFTWARE may operate in other hardware and software environments, this representation and warranty does not extend to such other environments. Moreover, neither party shall be liable to the other for any indirect, special or consequential damages, such as lost profits, regardless of the cause of action, or for any loss, cost or expense incurred by the other arising from or related to (i) the operation, use, performance, or failure to perform of the LICENSED SOFTWARE; or (ii) any claim or demand on the other by any third party. With regards to this disclaimer, in the event of any claim or demand on LICENSOR by any third party, LICENSEE shall fully protect, indemnify and hold harmless LICENSOR from and against any and all costs, expenses, liabilities, or claims of whatsoever nature or kind of any injury or damage, including consequential damages, asserted by such third party.

         9. Unauthorized Reproduction Or Use: LICENSEE agrees to indemnify LICENSOR and hold it harmless from any and all claims, liabilities, losses, costs, expenses or damages incurred by LICENSOR as a result of or arising from any unauthorized reproduction or use of the LICENSED SOFTWARE by LICENSEE, or any other breach of this agreement.

         10. Default: If either party is in breach of any of the terms, conditions, representations or warranties contained herein, the non-breaching party shall have the right to notify the breaching party of such default and of the non-breaching party's intention to terminate this Agreement or bring action for enforcement of this Agreement unless such default is corrected by the breaching party within one month from the date of such written notice. If such default is not corrected within said one month, the non-breaching party shall be entitled, without prejudice to any of its other rights under this Agreement or bring action for encorcement of this Agreement , to terminate this Agreement at any time thereafter by sending a written notice to the breaching party to take effect immediately. In addition, in the event LICENSEE files a petition for bankruptcy or one is filed against it by a creditor which is not dismissed within 60 days of that filing, exercises an assignment for the benefit of creditors, goes into liquidation or has a receiver or a trustee appointed for the benefit of creditors, whether voluntary or otherwise, LICENSOR shall be entitled to terminate this Agreement by sending written notice of such termination to LICENSEE. Termination of this Agreement shall be understood to include, without limitation, the termination of all licenses granted hereunder.

         11. Termination Rights: Upon termination of this Agreement, LICENSEE shall immediately return to LICENSOR or erase, at LICENSOR's option, all copies of the LICENSED SOFTWARE. In the event LICENSOR elects to have LICENSEE erase the copies, LICENSEE agrees to erase each such copy in its entirety, and upon LICENSOR's written request, certify to LICENSOR, in writing, that such erasure has been completed. In addition, upon termination of this Agreement, all rights granted hereunder to reproduce and use the LICENSED SOFTWARE shall revert immediately to LICENSOR.

         12. Assignment of Domain Names: LICENSOR shall undertake all acts reasonably necessary to promptly assign all domain names which it owns which include the term "netcruise" to LICENSEE within ten (10) days from the date of execution of this agreement. However, it is understood that since there are third parties involved, it may take longer than ten (10) days for such assignment to take effect.

13. Waiver: Waiver by LICENSOR of any specific default or breach of this Agreement by LICENSEE shall not be deemed to be a waiver of any other or subsequent default or breach.

14. Notice: Notices for the LICENSEE should be delivered or addressed as follows:

Netcruise.com, Inc.,
2401 Morris Avenue, Union,
New Jersey 07683,
Attn: Lawrence Burk, President, Fax No. (908) 810-8769, with a copy to William J. Davis, Esq.,
Scheichet & Davis, P.C.,
505 Park Avenue, 20th Floor, New York, NY 10022, Fax No. (212) 371-7634

If to LICENSOR:

United Internet Technologies, Inc.
1990 Westwood Boulevard
Los Angeles, California 90025
Attn: Sonja Mikic, CEO, Fax No. (310) 441-4903, with a copy to:
Richman, Mann, Chizever, Phillips & Duboff
9601 Wilshire Boulevard, Penthouse
Beverly Hills, CA 90210
Attn: Gerald M. Chizever, Esq., Fax No (310) 274-2831

         Any notice or other communication given under this Agreement shall be in writing and personally delivered, faxed (with the transmission of such fax confirmed by a fax transmission report) or mailed by certified mail, or by Federal Express or US Postal Express Mail service, postage prepaid, sent to the party to whom it is given at the address set forth immediately above, or such other address as any party hereto may direct by written notice given in accordance with these provisions. Notices shall not be deemed to have been given until received at the address or facsimile number to which they are sent.

         15. Right to Inspect: LICENSEE agrees that it will permit a representative or representatives of LICENSOR to visit and inspect the premises where the LICENSED SOFTWARE is kept and/or used, during ordinary business hours, for the limited purpose of observing and verifying LICENSEE's compliance with the terms and conditions of this Agreement, and subject to such representative signing an appropriate non-disclosure agreement to protect LICENSEE's proprietary information. Request for such visit shall be by written request. LICENSEE further agrees to make available to such representative or representatives, all information reasonably required for the accomplishment of the foregoing purposes and to otherwise cooperate with him or them toward such end. In addition, LICENSEE shall provide to LICENSOR a copy of each CD-ROM it creates for distribution to third parties at least five business days prior to such distribution and, at the same time, the URL of all web pages which contain links to the files on each CD-ROM. LICENSOR understands and agrees that the audio and video content of each such CD-ROM is owned by LICENSEE or by a party who has granted to LICENSEE the right to reproduce such content and that LICENSOR has no right to reproduce or modify such audio and/or video content.

         16. Remedies; Attorneys' Fees: LICENSEE acknowledges and agrees that LICENSOR would not have an adequate remedy at law in the event that disclosure of any or all of the LICENSED SOFTWARE, or use thereof not in accordance with the provisions of this Agreement, is threatened, and that injunctive relief to prevent such disclosure or misappropriation should be obtainable by LICENSOR. If any legal action or proceeding is brought for the enforcement of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other relief to which it may be entitled, if so awarded by the Court.

         17. Disclaimer of Legal Association: This Agreement shall not be construed as creating a partnership between the parties or to create any other form of legal association which would impose liability upon one party for the act or failure to act of the other party. Moreover, all costs, expenses and taxes, if any, incurred by LICENSEE in connection with its use and reproduction of the LICENSED SOFTWARE shall be its sole responsibility.

         18. Complete Understanding; Modification: This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understanding and agreements. Any waiver, modification or amendment of any provisions of this Agreement shall be effective only if in writing and signed by the parties hereto.

19. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         20. Successors; Non-Assignment: All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their representatives, heirs, successors, trustees, transferees, lawful assigns and legal representatives. Neither this Agreement, nor any right granted herein, is assignable, even to a wholly owned subsidiary of LICENSEE, by LICENSEE without the prior written consent of LICENSOR. Any attempt to assign any said rights, or to delegate the duties or obligations imposed on LICENSEE by this Agreement, without LICENSOR's prior written consent, which consent shall not be unreasonably withheld, shall be void. LICENSOR may assign any and all of its rights, or delegate any and all of its the duties or obligations under this Agreement without first obtaining LICENSEE's consent

21. Representation: The parties each acknowledge that there are no representations or warranties, expressed or implied, relied upon by any party as an inducement to entering into this Agreement except as expressly stated herein.

         22. Validity: In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision, or otherwise unenforceable under the laws or regulation of the federal or any state government, or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement, and this Agreement shall continue in force and effect. To the extent possible, a likely valid provision which meets the objective of the invalid provision shall be substituted for any invalid provision hereto.

         23. Export License: The LICENSED SOFTWARE may fall within the group of "strategic" electronic products or technical data that are wholly or partly of U.S. origin or technology, the export of which are subject to export license control by the U.S. Government. Prior to exportation of the LICENSED SOFTWARE, if any, LICENSEE agrees to obtain any licenses which may be required under the applicable laws of the United States, including the Export Administration Act and Regulations. The obligations of LICENSEE pursuant to this paragraph shall survive and continue after any termination of rights under this Agreement.

24. Construction: This Agreement and the provisions hereof shall not be construed for or against either party by virtue of the fact that it was proposed by that party and/or drafted by that party's attorney.

         25. Headings: The Article and Paragraph headings used herein are for convenience only and shall not be deemed to be substantive, or to affect in any way the language or meaning of the provisions to which they refer; nor shall such headings be construed to broaden or narrow such provisions.

26. Binding Effect:  This Agreement shall inure to the benefit of and be binding
upon  the   parties   hereto   and  their   respective   successors   and  legal
representatives.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the date(s) set forth below.

                                             United Internet Technologies, Inc.


Dated: April 24, 2000                         /s/ Sonia Mikic
                                             ---------------
                                               Name: Sonya Mikic
                                                Title: Chief Executive Officer


                                             netcruise.com, inc.


Dated: April 24, 2000                        /s/ Lawrence E. Burk
                                              -------------------
                                               Name: Lawrence E. Burk
                                               Title: President & CEO

                                              APPENDIX A
                                               Licensed Software

1.       UL Player Rev. 2.51 executable and related files

2.       ULI File Editor Rev. 2.51 executable for editing ULI trigger files

3. PAV Encrypter Rev. 2.51 executable to convert MPEG files to video files which can only be played using UL Player

4.       Sample ULI files

5.       Sample PAV files

6. Available documentation for the above Updates to the above as generally released by LICENSOR to all or substantially all of its Licensees

Functional Description of Licensed Software and System Requirements

1) ULI Player v2.51
This application is used by the end-user of distributed PAV media to read PAV files on the distributed PAV media and play the audio and video content of such files. It is to be distributed with every CD that includes PAV files. It is known to work with Internet Explorer and Netscape Navigator/Communicator versions 3.0 and above. It has been tested on several hundred configurations and is known to work with most video and audio cards.

System Requirements:
Microsoft Windows 95 or 98
Microsoft IE3.0 or higher, Netscape v3.0 or higher Intel Pentium 166Mhz or above. 16 MB of free RAM and 50MB of free hard disk space. Compatible sound and video card.

2) ULI Editor v2.51
This application allows Netcruise developers to create the .uli files that are sent to the browser client and are read by the ULI Player. These files include the name of the video file and associated information. This application is known to work on clean Windows 98 systems, i.e., without any third party software with the exception of the ULI Editor.

System Requirements:
Standard Windows 98
64 Megabytes of RAM
5MB free disk space for application + additional space as needed for output files.


3) PAV Encoder  v2.51
This application allows Netcruise developers to convert standard MPEG1 files into PAV files that cannot be read by regular MPEG players. It provides the encryption key that is to be entered into the ULI Editor when the developer creates a ULI file. This application is known to work on clean Windows 98 systems without other applications with the exception of the PAV Encoder.

System Requirements:
Standard Windows 98
64 Megabytes of RAM
5MB free disk space for application + space for MPEG input files and PAV output files.